Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
LLOYD W. BAKER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Second Quarter Net Income Increases to $25.5 Million, or $0.77 per Diluted Share;
Fueled by Strong Net Interest Income, Increased Deposit Fees and Mortgage Banking Revenues

Walla Walla, WA - July 26, 2017 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that continued revenue growth contributed to strong second quarter 2017 operating results. Net income in the second quarter of 2017 increased 7% to $25.5 million, or $0.77 per diluted share, compared to $23.8 million, or $0.72 per diluted share, in the preceding quarter and increased 21% compared to $21.0 million, or $0.61 per diluted share, in the second quarter a year ago. There were no acquisition-related costs in the second quarter of 2017 or the preceding quarter. In the second quarter a year ago acquisition costs totaled $2.4 million. In the first six months of 2017, net income increased 27% to $49.2 million, or $1.49 per diluted share, compared to $38.7 million, or $1.14 per diluted share, in the first six months of 2016. There were no acquisition-related costs in the first half of 2017, compared to $9.2 million in acquisition-related costs in the first half of 2016.
“Banner’s strong second quarter operating results were fueled by increased net interest income driven by a solid net interest margin and the Company’s earning asset expansion following the renewed leveraging of the balance sheet, which occurred during the preceding quarter and had its full effect in the second quarter,” stated Mark J. Grescovich, President and Chief Executive Officer. “Accelerated business activity resulted in loan growth and deposit gathering which generated increases in net interest income, deposit fees and improved mortgage banking activity. Earlier this year we crossed the threshold of $10.0 billion in total assets, incurring increased expenses related to enhanced infrastructure and regulatory compliance costs. While increasing regulatory costs are a significant headwind, through the hard work of our employees, we are continuing to execute our strategies to deliver revenue growth, sustainable profitability and increasing value to our shareholders. Our continuing strong earnings trends allowed us to declare a special dividend of $1.00 per share in addition to the regular quarterly dividend of $0.25 per share while effectively managing and maintaining an appropriate capital position.”
At June 30, 2017, Banner Corporation had $10.20 billion in assets, $7.46 billion in net loans and $8.48 billion in deposits. Banner operates 190 branch offices located in nine of the top 20 largest western Metropolitan Statistical Areas by population.
Second Quarter 2017 Highlights

•	Net income increased 7% to $25.5 million, compared to $23.8 million in the preceding quarter and increased 21% compared to $21.0 million in the second quarter of 2016.

•	Return on average assets was 1.01% in the current quarter, compared to 0.97% in the preceding quarter and 0.86% in the same quarter a year ago.

•	Revenues from core operations* increased 6% to $122.9 million, compared to $116.4 million in the preceding quarter, and increased 7% compared to $114.4 million in the second quarter a year ago.

•	Net interest margin was 4.33% for the current quarter, compared to 4.25% in the preceding quarter and 4.20% in the second quarter a year ago.

•	Deposit fees and other service charges were $13.2 million, a 9% increase compared to $12.2 million in both the preceding quarter and in the same quarter a year ago.

•	Revenues from mortgage banking operations increased 48% to $6.8 million compared to $4.6 million in the preceding quarter and $6.6 million in the second quarter a year ago.

•	Provision for loan losses was $2.0 million, increasing the allowance for loan losses to $88.6 million or 1.17% of total loans.

•	Core deposits represented 86% of total deposits at June 30, 2017.

•	Quarterly dividends to shareholders were $0.25 per share, and a special cash dividend of $1.00 per share was also declared.

•	Common shareholders' tangible equity per share* was $31.21 at June 30, 2017, compared to $31.68 at the preceding quarter end and $30.86 a year ago.

•	The ratio of tangible common shareholders' equity to tangible assets* remained strong at 10.46% at June 30, 2017, compared to 10.72% at the preceding quarter end and 11.00% a year ago.

*Revenues from core operations and non-interest income from core operations (both of which exclude fair value adjustments and gains and losses on the sale of securities), and references to tangible common shareholders' equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net) represent non-GAAP (Generally Accepted Accounting Principles) financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with

BANR - Second Quarter 2017 Results
July 26, 2017

the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Income Statement Review
Banner’s second quarter net interest income, before the provision for loan losses, increased 5% to $99.7 million, compared to $94.9 million in the preceding quarter and increased 7% compared to $93.1 million in the second quarter a year ago. In the first six months of 2017, net interest income, before the provision for loan losses, increased 6% to $194.6 million compared to $184.2 million in the first six months of 2016.
“Our net interest margin increased eight basis points compared to the preceding quarter, largely reflecting higher loan yields as a result of rising short-term interest rates and increased purchased loan discount accretion,” said Grescovich. Banner's net interest margin was 4.33% for the second quarter of 2017, compared to 4.25% in the preceding quarter and a 13 basis point improvement compared to 4.20% in the second quarter a year ago. Purchase accounting adjustments, principally discount accretion, added 15 basis points to the net interest margin in the current quarter compared to 10 basis points in the preceding quarter and 19 basis points in the second quarter a year ago. In the first six months of 2017, Banner’s net interest margin improved 13 basis points to 4.29% compared to 4.16% in the first six months of 2016. Purchase accounting adjustments added 13 basis points to the net interest margin for the first six months of 2017 compared to 15 basis points for the first six months of 2016.
Average interest-earning asset yields increased nine basis points to 4.53% compared to 4.44% for the preceding quarter and increased 15 basis points compared to 4.38% in the second quarter a year ago. Average loan yields increased 18 basis points to 4.98% compared to the preceding quarter and increased 12 basis points from the second quarter a year ago. Loan discount accretion added 13 basis points to loan yields in the second quarter, eight basis points to the preceding quarter and 14 basis points to the second quarter a year ago. Deposit costs increased one basis point to 0.15% compared to both the preceding quarter and the second quarter a year ago. The total cost of funds increased two basis points to 0.22% during the second quarter compared to 0.20% for both the preceding quarter and the second quarter a year ago.
“As expected, due to the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio, we recorded a $2.0 million provision for loan losses during the second quarter, the same as in the preceding quarter and the year ago quarter,” said Grescovich. "While our asset quality metrics remain exceptionally good, adding to the loan loss allowance will likely continue as we strive to maintain an appropriate level of reserves and a moderate risk profile."
Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, increased to $6.8 million in the second quarter compared to $4.6 million in the preceding quarter and $6.6 million in the second quarter of 2016. Sales of multifamily loans in the current quarter resulted in gains of $1.2 million, while sales of multifamily loans generated $70,000 of gains in the preceding quarter. Home purchase activity accounted for 78% of second quarter one- to four-family mortgage banking loan originations.
Banner’s deposit fees and other service charges were $13.2 million in the second quarter, a 9% increase compared to $12.2 million in both the preceding quarter and in the second quarter a year ago.
Second quarter 2017 results included a $650,000 net loss for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value and a $54,000 net loss on the sale of securities. In the preceding quarter, results included a $688,000 net loss for fair value adjustments that was partly offset by a $13,000 net gain on the sale of securities. In the second quarter a year ago, results included a $377,000 net loss for fair value adjustments and a $380,000 net loss on the sale of securities.
Total revenues increased 6% to $122.2 million for the second quarter of 2017, compared to $115.7 million in the preceding quarter and increased 7% compared to $113.7 million in the second quarter a year ago. In the first six months of 2017, total revenues increased 6% to $237.9 million, compared to $224.7 million in the first six months of 2016. Revenues from core operations* (revenues excluding gains and losses on the sale of securities and net change in valuation of financial instruments) increased 6% to $122.9 million in the second quarter of 2017, compared to $116.4 million in the preceding quarter, and increased 7% compared to $114.4 million in the second quarter of 2016. In the first six months of 2017, revenues from core operations* was $239.3 million, compared to $225.4 million in the first six months of 2016.
Total non-interest income, which includes the changes in the valuation of financial instruments carried at fair value and gains and losses on the sale of securities, was $22.5 million in the second quarter of 2017, compared to $20.8 million in the first quarter of 2017 and $20.1 million in the second quarter a year ago. In the first six months of 2017, total non-interest income was $43.3 million compared to $40.5 million in the first six months of 2016. Non-interest income from core operations,* which excludes gains and losses on sale of securities and net changes in the valuation of financial instruments, was $23.2 million in the second quarter of 2017, compared to $21.5 million for the first quarter of 2017 and $21.3 million in the second quarter a year ago. In the first six months of 2017, non-interest income from core operations* was $44.7 million, compared to $41.2 million in the first six months of 2016.
Banner’s total non-interest expenses were $81.9 million in the second quarter of 2017, compared to $78.1 million in the preceding quarter and $79.9 million in the second quarter of 2016. The current and preceding quarter's non-interest expenses included increased salary and employee benefits and elevated costs for professional services as compared to the second quarter a year ago largely as result of enhanced regulatory requirements attributable to compliance and risk management infrastructure build-out as a result of crossing the $10 billion threshold. There were no acquisition-related expenses in the current quarter or in the preceding quarter, compared to $2.4 million in the second quarter a year ago. In the first six months of 2017, non-interest expense was $160.0 million compared to $163.9 million in the first six months of 2016. The first six months of 2016 included $9.2 million of acquisition expenses. There were no acquisition-related expenses in the first six months of 2017.
For the second quarter of 2017, Banner recorded $12.8 million in state and federal income tax expense for an effective tax rate of 33.4%, which reflects normal statutory tax rates reduced by the effect of tax-exempt income and certain tax credits.

BANR - Second Quarter 2017 Results
July 26, 2017

Balance Sheet Review
Banner’s total assets increased to $10.20 billion at June 30, 2017, from $10.07 billion at March 31, 2017 and $9.92 billion a year ago. The total of securities and interest-bearing deposits held at other banks was $1.66 billion at June 30, 2017, compared to $1.62 billion at March 31, 2017 and $1.16 billion at December 31, 2016. The increase in the securities portfolio during two most recent quarters reflects Banner's renewed leveraging strategy as it crossed the $10 billion assets threshold. In the third and fourth quarters of 2016, Banner reduced its holdings of securities and use of wholesale funding to ensure that it remained below $10 billion in total assets at December 31, 2016. The average effective duration of Banner's securities portfolio was approximately 3.5 years at June 30, 2017, compared to 3.8 years at December 31, 2016 and 2.6 years at June 30, 2016.
“Net loans increased $128 million during the quarter and increased 3% year over year, with good production in targeted loan types, including commercial and agricultural business, commercial real estate, construction and development loans and consumer loans,” said Grescovich. “We continue to be encouraged by robust economic activity in the markets that we serve and see significant potential for growth in our loan origination pipelines.”
Net loans receivable increased 2% to $7.46 billion at June 30, 2017, compared to $7.33 billion at March 31, 2017, and increased 3% compared to $7.24 billion a year ago. Commercial real estate and multifamily real estate loans decreased slightly to $3.62 billion at June 30, 2017, compared to $3.63 billion at March 31, 2017, but increased 4% compared to $3.49 billion a year ago. Commercial business loans increased 5% to $1.29 billion at June 30, 2017, compared to $1.22 billion three months earlier and increased 4% compared to $1.23 billion a year ago. Agricultural business loans increased 10% to $344.4 million at June 30, 2017, compared to $313.4 million three months earlier but declined compared to $370.5 million a year ago. Total construction, land and land development loans increased modestly to $811.5 million at June 30, 2017, compared to $803.7 million at March 31, 2017, and increased 14% compared to $713.3 million a year earlier. Consumer loans increased largely as a result of a successful second quarter campaign to generate additional home equity lines of credit. One- to four-family loans continued to decline as a result of repayments with nearly all newly originated mortgage loans being sold in the secondary market.
Loans held for sale decreased to $66.2 million at June 30, 2017, compared to $86.7 million at March 31, 2017, and $113.2 million at June 30, 2016. Banner sold $114.8 million of multifamily loans during the quarter ended June 30, 2017 and $200.7 million during the preceding quarter. Loans held for sale at June 30, 2017 included $42.9 million of multifamily loans and $23.3 million of one- to four-family loans.
Total deposits were $8.48 billion at June 30, 2017, a modest increase compared to $8.42 billion at March 31, 2017, and a 7% increase compared to $7.92 billion a year ago. Non-interest-bearing account balances increased 8% to $3.25 billion at June 30, 2017, compared to $3.02 billion a year ago. Interest-bearing transaction and savings accounts increased 9% to $4.02 billion compared to $3.69 billion a year ago. Certificates of deposit were $1.21 billion at June 30, 2017, unchanged from a year earlier. Brokered deposits totaled $250.0 million at June 30, 2017, compared to $171.5 million at March 31, 2017 and $93.0 million a year ago. Brokered deposits increased in the current quarter and six months year-to-date to provide funding for the purchase of investment securities in connection with Banner's renewed leveraging strategy.
Core deposits (non-interest bearing and interest-bearing transaction and savings accounts) were essentially unchanged during the current quarter as a result of expected seasonal trends but increased 8% compared to June 30, 2016, reflecting additional account growth as well as increased balances from existing clients. Core deposits represented 86% of total deposits at both June 30, 2017 and March 31, 2017 and 85% of total deposits a year earlier. The average cost of deposits was 0.15% for the quarter ended June 30, 2017, a one basis point increase compared to both the preceding quarter and the quarter ended June 30, 2016.
At June 30, 2017, total common shareholders' equity was $1.31 billion, or $39.36 per share, compared to $1.32 billion at March 31, 2017 and $1.34 billion a year ago. During the second quarter Banner declared and accrued a regular $0.25 per share quarterly dividend as well as a $1.00 per share special dividend. At June 30, 2017, tangible common shareholders' equity*, which excludes goodwill and other intangible assets, was $1.04 billion, or 10.46% of tangible assets*, compared to $1.05 billion, or 10.72% of tangible assets, at March 31, 2017 and $1.06 billion, or 11.00% of tangible assets, a year ago. Banner's tangible book value per share* increased to $31.21 at June 30, 2017, compared to $30.86 per share a year ago.
Banner Corporation and its subsidiary banks continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized” under the Basel III and Dodd Frank regulatory standards. At June 30, 2017, Banner Corporation's common equity Tier 1 capital ratio was 11.26%, its Tier 1 leverage capital to average assets ratio was 11.51%, and its total capital to risk-weighted assets ratio was 13.68%.
Credit Quality
In accordance with acquisition accounting, loans acquired from AmericanWest Bank and Siuslaw Bank were recorded at their estimated fair value, which resulted in a net discount to the loans’ contractual amounts, a portion of which reflects a discount for possible credit losses. Credit discounts are included in the determination of fair value, and as a result, no allowance for loan and lease losses is recorded for acquired loans at the acquisition date. Although the discount recorded on the acquired loans is not reflected in the allowance for loan losses or related allowance coverage ratios, we believe it should be considered when comparing the current ratios to similar ratios in periods prior to the acquisitions of AmericanWest Bank and Siuslaw Bank.
The allowance for loan losses was $88.6 million at June 30, 2017, or 1.17% of total loans outstanding and 405% of non-performing loans compared to $81.3 million at June 30, 2016, or 1.11% of total loans outstanding and 321% of non-performing loans. Banner had net recoveries of $59,000 in the second quarter compared to net charge-offs of $1.5 million in the first quarter of 2017 and net recoveries of $1.1 million in the second quarter a year ago. Primarily as a result of the addition of new loans and the renewal of acquired loans out of the discounted loan portfolio, Banner recorded a $2.0 million provision for loan losses in the current quarter which was the same amount as recorded in the prior quarter and in the year ago quarter. Non-performing loans were $21.9 million at June 30, 2017, compared to $18.1 million at March 31, 2017 and $25.3 million a year ago. Real estate owned and other repossessed assets were $2.6 million at June 30, 2017, compared to $3.2 million at March 31, 2017 and $6.4 million a year ago.
Banner's non-performing assets were $24.5 million, or 0.24% of total assets, at June 30, 2017, compared to $21.3 million, or 0.21% of total assets, at March 31, 2017 and $31.7 million, or 0.32% of total assets, a year ago. In addition to non-performing assets, purchased credit-impaired loans decreased to $26.3 million at June 30, 2017, compared to $30.5 million at March 31, 2017 and $45.4 million a year ago.

BANR - Second Quarter 2017 Results
July 26, 2017

Conference Call
Banner will host a conference call on Thursday, July 27, 2017, at 8:00 a.m. PDT, to discuss its second quarter results. To listen to the call on-line, go to www.bannerbank.com. Investment professionals are invited to dial (866) 235-9915 to participate in the call. A replay will be available for one week at (877) 344-7529 using access code 10109479, or at www.bannerbank.com.
About the Company
Banner Corporation is a $10.2 billion bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner's operating and stock price performance.
Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (2) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets or impose restrictions or penalties with respect to Banner's activities; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) fluctuations in real estate values; (7) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (8) the ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in Washington, Idaho, Oregon, Utah and California in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) future acquisitions by Banner of other depository institutions or lines of business; (15) future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors and (16) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and other risks detailed from time to time in our filings with the Securities and Exchange Commission including our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K.

BANR - Second Quarter 2017 Results
July 26, 2017

RESULTS OF OPERATIONS	Quarters Ended			Six months ended
(in thousands except shares and per share data)	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016

INTEREST INCOME:
Loans receivable	$94,795	$91,288	$88,935	$186,083	$175,893
Mortgage-backed securities	6,239	4,647	5,274	10,886	10,664
Securities and cash equivalents	3,402	3,161	3,112	6,563	6,065
	104,436	99,096	97,321	203,532	192,622
INTEREST EXPENSE:
Deposits	3,182	2,791	2,771	5,973	5,717
Federal Home Loan Bank advances	301	273	339	574	618
Other borrowings	83	74	78	157	153
Junior subordinated debentures	1,164	1,104	985	2,268	1,944
	4,730	4,242	4,173	8,972	8,432
Net interest income before provision for loan losses	99,706	94,854	93,148	194,560	184,190
PROVISION FOR LOAN LOSSES	2,000	2,000	2,000	4,000	2,000
Net interest income	97,706	92,854	91,148	190,560	182,190
NON-INTEREST INCOME:
Deposit fees and other service charges	13,238	12,186	12,213	25,423	24,031
Mortgage banking operations	6,754	4,603	6,625	11,357	12,268
Bank owned life insurance	1,461	1,095	1,128	2,556	2,313
Miscellaneous	1,720	3,636	1,328	5,356	2,592
	23,173	21,520	21,294	44,692	41,204
Net (loss) gain on sale of securities	(54)	13	(380)	(41)	(359)
Net change in valuation of financial instruments carried at fair value	(650)	(688)	(377)	(1,338)	(348)
Total non-interest income	22,469	20,845	20,537	43,313	40,497
NON-INTEREST EXPENSE:
Salary and employee benefits	49,019	46,063	45,175	95,083	91,738
Less capitalized loan origination costs	(4,598)	(4,316)	(4,907)	(8,914)	(9,157)
Occupancy and equipment	12,045	11,996	11,052	24,041	21,440
Information / computer data services	4,100	3,994	4,852	8,094	9,772
Payment and card processing services	5,792	5,020	5,501	10,812	10,286
Professional services	3,732	5,152	865	8,885	3,479
Advertising and marketing	1,766	1,328	2,474	3,095	4,207
Deposit insurance	1,071	1,266	1,311	2,337	2,649
State/municipal business and use taxes	279	799	770	1,078	1,608
Real estate operations	(363)	(966)	137	(1,329)	534
Amortization of core deposit intangibles	1,624	1,624	1,808	3,248	3,615
Miscellaneous	7,463	6,118	8,437	13,577	14,526
	81,930	78,078	77,475	160,007	154,697
Acquisition related expenses	—	—	2,412	—	9,224
Total non-interest expense	81,930	78,078	79,887	160,007	163,921
Income before provision for income taxes	38,245	35,621	31,798	73,866	58,766
PROVISION FOR INCOME TAXES	12,791	11,828	10,841	24,619	20,035
NET INCOME	$25,454	$23,793	$20,957	$49,247	$38,731
Earnings per share available to common shareholders:
Basic	$0.77	$0.72	$0.62	$1.49	$1.14
Diluted	$0.77	$0.72	$0.61	$1.49	$1.14
Cumulative dividends declared per common share	$1.25	$0.25	$0.21	$1.50	$0.42
Weighted average common shares outstanding:
Basic	32,982,126	32,933,444	34,069,234	32,957,920	34,053,105
Diluted	33,051,527	33,051,459	34,116,498	33,052,205	34,090,647
Increase (decrease) in common shares outstanding	125,167	(40,523)	129,109	84,644	108,305

BANR - Second Quarter 2017 Results
July 26, 2017

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Prior Qtr	Prior Yr Qtr

ASSETS
Cash and due from banks	$196,178	$196,277	$177,083	$158,446	(0.1)%	23.8%
Interest-bearing deposits	77,370	104,431	70,636	76,210	(25.9)%	1.5%
Total cash and cash equivalents	273,548	300,708	247,719	234,656	(9.0)%	16.6%
Securities - trading	24,950	24,753	24,568	33,753	0.8%	(26.1)%
Securities - available for sale	1,290,159	1,223,764	800,917	1,177,757	5.4%	9.5%
Securities - held to maturity	268,050	266,391	267,873	254,666	0.6%	5.3%
Federal Home Loan Bank stock	12,334	10,334	12,506	23,347	19.4%	(47.2)%
Loans held for sale	66,164	86,707	246,353	113,230	(23.7)%	(41.6)%
Loans receivable	7,551,563	7,421,255	7,451,148	7,325,925	1.8%	3.1%
Allowance for loan losses	(88,586)	(86,527)	(85,997)	(81,318)	2.4%	8.9%
Net loans	7,462,977	7,334,728	7,365,151	7,244,607	1.7%	3.0%
Accrued interest receivable	30,722	30,312	30,178	30,052	1.4%	2.2%
Real estate owned held for sale, net	2,427	3,040	11,081	6,147	(20.2)%	(60.5)%
Property and equipment, net	161,095	162,467	166,481	167,597	(0.8)%	(3.9)%
Goodwill	244,583	244,583	244,583	244,583	—%	—%
Other intangibles, net	26,813	28,488	30,162	33,724	(5.9)%	(20.5)%
Bank-owned life insurance	160,609	159,948	158,936	158,001	0.4%	1.7%
Other assets	175,389	192,155	187,160	194,085	(8.7)%	(9.6)%
Total assets	$10,199,820	$10,068,378	$9,793,668	$9,916,205	1.3%	2.9%
LIABILITIES
Deposits:
Non-interest-bearing	$3,254,581	$3,213,044	$3,140,451	$3,023,986	1.3%	7.6%
Interest-bearing transaction and savings accounts	4,022,909	4,064,198	3,935,630	3,687,118	(1.0)%	9.1%
Interest-bearing certificates	1,206,241	1,144,718	1,045,333	1,208,671	5.4%	(0.2)%
Total deposits	8,483,731	8,421,960	8,121,414	7,919,775	0.7%	7.1%
Advances from Federal Home Loan Bank at fair value	50,212	213	54,216	325,383	nm	(84.6)%
Customer repurchase agreements and other borrowings	116,455	120,245	105,685	112,308	(3.2)%	3.7%
Junior subordinated debentures at fair value	96,852	96,040	95,200	93,298	0.8%	3.8%
Accrued expenses and other liabilities	102,511	66,201	71,369	87,441	54.8%	17.2%
Deferred compensation	40,208	40,315	40,074	39,483	(0.3)%	1.8%
Total liabilities	8,889,969	8,744,974	8,487,958	8,577,688	1.7%	3.6%
SHAREHOLDERS' EQUITY
Common stock	1,215,316	1,214,517	1,213,837	1,263,085	0.1%	(3.8)%
Retained earnings	94,541	110,783	95,328	63,967	(14.7)%	47.8%
Other components of shareholders' equity	(6)	(1,896)	(3,455)	11,465	(99.7)%	(100.1)%
Total shareholders' equity	1,309,851	1,323,404	1,305,710	1,338,517	(1.0)%	(2.1)%
Total liabilities and shareholders' equity	$10,199,820	$10,068,378	$9,793,668	$9,916,205	1.3%	2.9%
Common Shares Issued:
Shares outstanding at end of period	33,278,031	33,152,864	33,193,387	34,350,560
Common shareholders' equity per share (1)	$39.36	$39.92	$39.34	$38.97
Common shareholders' tangible equity per share (1) (2)	$31.21	$31.68	$31.06	$30.86
Common shareholders' tangible equity to tangible assets (2)	10.46%	10.72%	10.83%	11.00%
Consolidated Tier 1 leverage capital ratio	11.51%	11.79%	11.83%	11.85%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders' tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last four pages of the press release tables.

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Prior Qtr	Prior Yr Qtr

Commercial real estate:
Owner occupied	$1,358,094	$1,361,095	$1,352,999	$1,351,015	(0.2)%	0.5%
Investment properties	1,975,075	2,011,618	1,986,336	1,849,123	(1.8)%	6.8%
Multifamily real estate	288,442	254,246	248,150	287,783	13.4%	0.2%
Commercial construction	144,092	141,505	124,068	105,594	1.8%	36.5%
Multifamily construction	111,562	114,728	124,126	97,697	(2.8)%	14.2%
One- to four-family construction	380,782	366,191	375,704	330,474	4.0%	15.2%
Land and land development:
Residential	147,149	151,649	170,004	156,964	(3.0)%	(6.3)%
Commercial	27,917	29,597	29,184	22,578	(5.7)%	23.6%
Commercial business	1,286,204	1,224,541	1,207,879	1,231,182	5.0%	4.5%
Agricultural business including secured by farmland	344,412	313,374	369,156	370,515	9.9%	(7.0)%
One- to four-family real estate	800,008	802,991	813,077	878,986	(0.4)%	(9.0)%
Consumer:
Consumer secured by one- to four-family real estate	527,623	493,495	493,211	485,545	6.9%	8.7%
Consumer-other	160,203	156,225	157,254	158,469	2.5%	1.1%
Total loans receivable	$7,551,563	$7,421,255	$7,451,148	$7,325,925	1.8%	3.1%
Restructured loans performing under their restructured terms	$13,531	$17,193	$18,907	$18,835
Loans 30 - 89 days past due and on accrual (1)	$15,564	$22,214	$11,571	$14,447
Total delinquent loans (including loans on non-accrual), net (2)	$32,961	$37,563	$30,553	$38,038
Total delinquent loans / Total loans outstanding	0.44%	0.51%	0.41%	0.52%

(1) Includes $835,000 of purchased credit-impaired loans at June 30, 2017 compared to $2.4 million at March 31, 2017, $470,000 at December 31, 2016 and $1.4 million at June 30, 2016.
(2) Delinquent loans include $2.5 million of delinquent purchased credit-impaired loans June 30, 2017 compared to $3.5 million at March 31, 2017, $1.7 million at December 31, 2016 and $4.4 million at June 30, 2016.

LOANS BY GEOGRAPHIC LOCATION	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Jun 30, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage

Washington	$3,425,627	45.3%	$3,401,005	45.8%	$3,433,617	46.1%	$3,401,656	46.4%
Oregon	1,532,460	20.3%	1,493,054	20.1%	1,505,369	20.2%	1,461,906	20.0%
California	1,304,194	17.3%	1,255,597	16.9%	1,239,989	16.6%	1,184,392	16.2%
Idaho	487,378	6.5%	471,519	6.4%	495,992	6.7%	505,594	6.9%
Utah	294,467	3.9%	281,379	3.8%	283,890	3.8%	294,102	4.0%
Other	507,437	6.7%	518,701	7.0%	492,291	6.6%	478,275	6.5%
Total loans	$7,551,563	100.0%	$7,421,255	100.0%	$7,451,148	100.0%	$7,325,925	100.0%

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended			Six months ended
CHANGE IN THE	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$86,527	$85,997	$78,197	$85,997	$78,008
Provision for loan losses	2,000	2,000	2,000	4,000	2,000
Recoveries of loans previously charged off:
Commercial real estate	264	70	26	334	64
Multifamily real estate	11	—	—	11	—
Construction and land	1,024	83	124	1,107	595
One- to four-family real estate	109	145	558	254	570
Commercial business	171	173	622	344	1,342
Agricultural business, including secured by farmland	19	113	160	132	177
Consumer	101	94	249	195	456
	1,699	678	1,739	2,377	3,204
Loans charged off:
Commercial real estate	(47)	—	—	(47)	(180)
One- to four-family real estate	—	—	(34)	—	(34)
Commercial business	(1,169)	(1,626)	(171)	(2,795)	(310)
Agricultural business, including secured by farmland	(104)	(159)	—	(263)	(567)
Consumer	(320)	(363)	(413)	(683)	(803)
	(1,640)	(2,148)	(618)	(3,788)	(1,894)
Net recoveries (charge-offs)	59	(1,470)	1,121	(1,411)	1,310
Balance, end of period	$88,586	$86,527	$81,318	$88,586	$81,318
Net recoveries (charge-offs) / Average loans outstanding	0.001%	(0.019)%	0.015%	(0.018)%	0.018%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Specific or allocated loss allowance:
Commercial real estate	$24,232	$20,472	$20,993	$20,149
Multifamily real estate	1,562	1,378	1,360	1,515
Construction and land	27,312	29,464	34,252	31,861
One- to four-family real estate	2,010	1,974	2,238	2,204
Commercial business	19,126	19,768	16,533	17,758
Agricultural business, including secured by farmland	3,808	3,245	2,967	2,891
Consumer	3,987	3,840	4,104	3,743
Total allocated	82,037	80,141	82,447	80,121
Unallocated	6,549	6,386	3,550	1,197
Total allowance for loan losses	$88,586	$86,527	$85,997	$81,318
Allowance for loan losses / Total loans outstanding	1.17%	1.17%	1.15%	1.11%
Allowance for loan losses / Non-performing loans	405%	479%	381%	321%

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$6,267	$6,910	$8,237	$11,753
Multifamily	—	147	—	31
Construction and land	1,726	1,775	1,748	1,738
One- to four-family	2,955	3,386	2,263	3,512
Commercial business	7,037	2,700	3,074	1,426
Agricultural business, including secured by farmland	1,456	1,012	3,229	4,459
Consumer	1,494	1,285	1,875	1,165
	20,935	17,215	20,426	24,084
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	—	—	701	—
Multifamily	—	—	147	—
One- to four-family	754	545	1,233	896
Commercial business	77	—	—	—
Consumer	108	297	72	337
	939	842	2,153	1,233
Total non-performing loans	21,874	18,057	22,579	25,317
Real estate owned (REO)	2,427	3,040	11,081	6,147
Other repossessed assets	181	162	166	256
Total non-performing assets	$24,482	$21,259	$33,826	$31,720
Total non-performing assets to total assets	0.24%	0.21%	0.35%	0.32%
Purchased credit-impaired loans, net	$26,267	$30,501	$32,322	$45,376

	Quarters Ended			Six months ended
REAL ESTATE OWNED	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Balance, beginning of period	$3,040	$11,081	$7,207	$11,081	$11,627
Additions from loan foreclosures	46	—	376	46	378
Additions from acquisitions	—	—	—	—	400
Additions from capitalized costs	54	—	—	54	—
Proceeds from dispositions of REO	(1,228)	(9,193)	(1,656)	(10,421)	(6,322)
Gain on sale of REO	721	1,202	651	1,923	700
Valuation adjustments in the period	(206)	(50)	(431)	(256)	(636)
Balance, end of period	$2,427	$3,040	$6,147	$2,427	$6,147

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016	Prior Qtr	Prior Yr

Non-interest-bearing	$3,254,581	$3,213,044	$3,140,451	$3,023,986	1.3%	7.6%
Interest-bearing checking	953,227	928,232	914,484	830,625	2.7%	14.8%
Regular savings accounts	1,530,517	1,592,023	1,523,391	1,321,518	(3.9)%	15.8%
Money market accounts	1,539,165	1,543,943	1,497,755	1,534,975	(0.3)%	0.3%
Total interest-bearing transaction and savings accounts	4,022,909	4,064,198	3,935,630	3,687,118	(1.0)%	9.1%
Interest-bearing certificates	1,206,241	1,144,718	1,045,333	1,208,671	5.4%	(0.2)%
Total deposits	$8,483,731	$8,421,960	$8,121,414	$7,919,775	0.7%	7.1%

GEOGRAPHIC CONCENTRATION OF DEPOSITS	Jun 30, 2017		Mar 31, 2017		Dec 31, 2016		Jun 30, 2016
	Amount	Percentage	Amount	Percentage	Amount	Percentage	Amount	Percentage
Washington	$4,615,284	54.5%	$4,619,457	54.9%	$4,347,644	53.6%	$4,158,639	52.5%
Oregon	1,806,639	21.3%	1,746,143	20.7%	1,708,973	21.0%	1,686,160	21.3%
California	1,445,621	17.0%	1,469,351	17.4%	1,469,748	18.1%	1,485,795	18.8%
Idaho	416,933	4.9%	429,850	5.1%	447,019	5.5%	421,427	5.3%
Utah	199,254	2.3%	157,159	1.9%	148,030	1.8%	167,754	2.1%
Total deposits	$8,483,731	100.0%	$8,421,960	100.0%	$8,121,414	100.0%	$7,919,775	100.0%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Public non-interest-bearing accounts	$85,760	$80,322	$92,789	$102,486
Public interest-bearing transaction & savings accounts	124,075	125,921	128,976	127,045
Public interest-bearing certificates	30,496	31,024	25,650	26,574
Total public deposits	$240,331	$237,267	$247,415	$256,105
Total brokered deposits	$250,001	$171,521	$34,074	$92,982

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2017	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,220,389	13.68%	$713,907	8.00%	$892,384	10.00%
Tier 1 capital to risk-weighted assets	1,129,354	12.66%	535,431	6.00%	535,431	6.00%
Tier 1 leverage capital to average assets	1,129,354	11.51%	392,603	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,005,226	11.26%	401,573	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,073,818	12.31%	697,992	8.00%	872,489	10.00%
Tier 1 capital to risk-weighted assets	985,051	11.29%	523,494	6.00%	697,992	8.00%
Tier 1 leverage capital to average assets	985,051	10.32%	381,966	4.00%	477,458	5.00%
Common equity tier 1 capital to risk-weighted assets	985,051	11.29%	392,620	4.50%	567,118	6.50%
Islanders Bank:
Total capital to risk-weighted assets	31,171	16.29%	15,304	8.00%	19,131	10.00%
Tier 1 capital to risk-weighted assets	28,903	15.11%	11,478	6.00%	15,304	8.00%
Tier 1 leverage capital to average assets	28,903	11.12%	10,394	4.00%	12,993	5.00%
Common equity tier 1 capital to risk-weighted assets	28,903	15.11%	8,609	4.50%	12,435	6.50%

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Mortgage loans	$5,987,295	$74,459	4.99%	$6,104,779	$72,549	4.82%	$5,715,740	$68,914	4.85%
Commercial/agricultural loans	1,503,548	18,179	4.85%	1,464,532	16,546	4.58%	1,504,969	17,816	4.76%
Consumer and other loans	138,724	2,157	6.24%	138,033	2,193	6.44%	140,355	2,205	6.32%
Total loans(1)	7,629,567	94,795	4.98%	7,707,344	91,288	4.80%	7,361,064	88,935	4.86%
Mortgage-backed securities	1,067,255	6,239	2.34%	842,071	4,647	2.24%	1,004,044	5,274	2.11%
Other securities	471,894	3,192	2.71%	453,793	3,037	2.71%	450,528	2,931	2.62%
Interest-bearing deposits with banks	54,051	139	1.03%	32,195	93	1.17%	95,668	101	0.42%
FHLB stock	14,472	71	1.97%	15,550	31	0.81%	18,911	80	1.70%
Total investment securities	1,607,672	9,641	2.41%	1,343,609	7,808	2.36%	1,569,151	8,386	2.15%
Total interest-earning assets	9,237,239	104,436	4.53%	9,050,953	99,096	4.44%	8,930,215	97,321	4.38%
Non-interest-earning assets	896,136			923,165			903,706
Total assets	$10,133,375			$9,974,118			$9,833,921
Deposits:
Interest-bearing checking accounts	$927,375	210	0.09%	$896,764	200	0.09%	$789,626	185	0.09%
Savings accounts	1,553,019	527	0.14%	1,557,734	523	0.14%	1,329,104	431	0.13%
Money market accounts	1,534,551	689	0.18%	1,522,470	651	0.17%	1,577,320	811	0.21%
Certificates of deposit	1,200,435	1,756	0.59%	1,089,316	1,417	0.53%	1,244,796	1,344	0.43%
Total interest-bearing deposits	5,215,380	3,182	0.24%	5,066,284	2,791	0.22%	4,940,846	2,771	0.23%
Non-interest-bearing deposits	3,158,727	—	—%	3,148,520	—	—%	3,029,890	—	—%
Total deposits	8,374,107	3,182	0.15%	8,214,804	2,791	0.14%	7,970,736	2,771	0.14%
Other interest-bearing liabilities:
FHLB advances	103,848	301	1.16%	130,274	273	0.85%	214,290	339	0.64%
Other borrowings	116,513	83	0.29%	108,091	74	0.28%	111,987	78	0.28%
Junior subordinated debentures	140,212	1,164	3.33%	140,212	1,104	3.19%	140,212	985	2.83%
Total borrowings	360,573	1,548	1.72%	378,577	1,451	1.55%	466,489	1,402	1.21%
Total funding liabilities	8,734,680	4,730	0.22%	8,593,381	4,242	0.20%	8,437,225	4,173	0.20%
Other non-interest-bearing liabilities(2)	56,175			58,489			62,858
Total liabilities	8,790,855			8,651,870			8,500,083
Shareholders' equity	1,342,520			1,322,248			1,333,838
Total liabilities and shareholders' equity	$10,133,375			$9,974,118			$9,833,921
Net interest income/rate spread		$99,706	4.31%		$94,854	4.24%		$93,148	4.18%
Net interest margin			4.33%			4.25%			4.20%
Additional Key Financial Ratios:
Return on average assets			1.01%			0.97%			0.86%
Return on average equity			7.60%			7.30%			6.32%
Average equity/average assets			13.25%			13.26%			13.56%
Average interest-earning assets/average interest-bearing liabilities			165.66%			166.23%			165.15%
Average interest-earning assets/average funding liabilities			105.75%			105.32%			105.84%
Non-interest income/average assets			0.89%			0.85%			0.84%
Non-interest expense/average assets			3.24%			3.17%			3.27%
Efficiency ratio(4)			67.06%			67.48%			70.27%
Adjusted efficiency ratio(5)			65.42%			65.84%			65.33%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of core deposit intangibles (CDI), real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)

ANALYSIS OF NET INTEREST SPREAD	Six months ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Mortgage loans	$6,045,712	$147,008	4.90%	$5,711,811	$137,658	4.85%
Commercial/agricultural loans	1,484,148	34,725	4.72%	1,488,304	33,841	4.57%
Consumer and other loans	138,380	4,350	6.34%	140,858	4,394	6.27%
Total loans(1)	7,668,240	186,083	4.89%	7,340,973	175,893	4.82%
Mortgage-backed securities	955,285	10,886	2.30%	1,004,427	10,664	2.14%
Other securities	462,894	6,229	2.71%	439,012	5,702	2.61%
Interest-bearing deposits with banks	43,183	232	1.08%	99,721	202	0.41%
FHLB stock	15,008	102	1.37%	18,221	161	1.78%
Total investment securities	1,476,370	17,449	2.38%	1,561,381	16,729	2.15%
Total interest-earning assets	9,144,610	203,532	4.49%	8,902,354	192,622	4.35%
Non-interest-earning assets	909,576			898,887
Total assets	$10,054,186			$9,801,241
Deposits:
Interest-bearing checking accounts	$912,154	410	0.09%	$861,849	382	0.09%
Savings accounts	1,555,363	1,050	0.14%	1,318,236	853	0.13%
Money market accounts	1,528,545	1,340	0.18%	1,598,922	1,673	0.21%
Certificates of deposit	1,145,182	3,173	0.56%	1,286,769	2,809	0.44%
Total interest-bearing deposits	5,141,244	5,973	0.23%	5,065,776	5,717	0.23%
Non-interest-bearing deposits	3,153,652	—	—%	2,909,131	—	—%
Total deposits	8,294,896	5,973	0.15%	7,974,907	5,717	0.14%
Other interest-bearing liabilities:
FHLB advances	116,988	574	0.99%	191,747	618	0.65%
Other borrowings	112,325	157	0.28%	107,426	153	0.29%
Junior subordinated debentures	140,212	2,268	3.26%	140,212	1,944	2.79%
Total borrowings	369,525	2,999	1.64%	439,385	2,715	1.24%
Total funding liabilities	8,664,421	8,972	0.21%	8,414,292	8,432	0.20%
Other non-interest-bearing liabilities(2)	57,325			62,936
Total liabilities	8,721,746			8,477,228
Shareholders' equity	1,332,440			1,324,013
Total liabilities and shareholders' equity	$10,054,186			$9,801,241
Net interest income/rate spread		$194,560	4.28%		$184,190	4.15%
Net interest margin			4.29%			4.16%
Additional Key Financial Ratios:
Return on average assets			0.99%			0.79%
Return on average equity			7.45%			5.88%
Average equity/average assets			13.25%			13.51%
Average interest-earning assets/average interest-bearing liabilities			165.94%			161.71%
Average interest-earning assets/average funding liabilities			105.54%			105.80%
Non-interest income/average assets			0.87%			0.83%
Non-interest expense/average assets			3.21%			3.36%
Efficiency ratio(4)			67.27%			72.96%
Adjusted efficiency ratio(5)			65.63%			66.08%

(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to FHLB advances and junior subordinated debentures.
(3)	Yields and costs have not been adjusted for the effect of tax-exempt interest.
(4)	Non-interest expense divided by the total of net interest income (before provision for loan losses) and non-interest income.
(5)
Adjusted non-interest expense divided by adjusted revenue. Adjusted revenue excludes net gain (loss) on sale of securities and fair value adjustments. Adjusted non-interest expense excludes acquisition related costs, amortization of CDI, real estate operations expense, and state/municipal business and use taxes. These represent non-GAAP financial measures. See also Non-GAAP Financial Measures reconciliation tables on the last two pages of the press release tables.

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner's core operations reflected in the current quarter's results and facilitate the comparison of our performance with the performance of our peers. Where applicable, comparable earnings information using GAAP financial measures is also presented.

REVENUE FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Net interest income before provision for loan losses	$99,706	$94,854	$93,148	$194,560	$184,190
Total non-interest income	22,469	20,845	20,537	43,313	40,497
Total GAAP revenue	122,175	115,699	113,685	237,873	224,687
Exclude net loss (gain) on sale of securities	54	(13)	380	41	359
Exclude change in valuation of financial instruments carried at fair value	650	688	377	1,338	348
Revenue from core operations (non-GAAP)	$122,879	$116,374	$114,442	$239,252	$225,394

NON-INTEREST INCOME FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Total non-interest income (GAAP)	$22,469	$20,845	$20,537	$43,313	$40,497
Exclude net loss (gain) on sale of securities	54	(13)	380	41	359
Exclude change in valuation of financial instruments carried at fair value	650	688	377	1,338	348
Non-interest income from core operations (non-GAAP)	$23,173	$21,520	$21,294	$44,692	$41,204

EARNINGS FROM CORE OPERATIONS	Quarters Ended			Six months ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Net income (GAAP)	$25,454	$23,793	$20,957	$49,247	$38,731
Exclude net loss (gain) on sale of securities	54	(13)	380	41	359
Exclude change in valuation of financial instruments carried at fair value	650	688	377	1,338	348
Exclude acquisition-related costs	—	—	2,412	—	9,224
Exclude related tax benefit	(253)	(243)	(1,141)	(496)	(3,557)
Total earnings from core operations (non-GAAP)	$25,905	$24,225	$22,985	$50,130	$45,105

Diluted earnings per share (GAAP)	$0.77	$0.72	$0.61	$1.49	$1.14
Diluted core earnings per share (non-GAAP)	$0.78	$0.73	$0.67	$1.52	$1.32

BANR - Second Quarter 2017 Results
July 26, 2017

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six months ended
	Jun 30, 2017	Mar 31, 2017	Jun 30, 2016	Jun 30, 2017	Jun 30, 2016
Non-interest expense (GAAP)	$81,930	$78,078	$79,887	$160,007	$163,921
Exclude acquisition-related costs	—	—	(2,412)	—	(9,224)
Exclude CDI amortization	(1,624)	(1,624)	(1,808)	(3,248)	(3,615)
Exclude state/municipal tax expense	(279)	(799)	(770)	(1,078)	(1,608)
Exclude REO gain (loss)	363	966	(137)	1,329	(534)
Adjusted non-interest expense (non-GAAP)	$80,390	$76,621	$74,760	$157,010	$148,940

Net interest income before provision for loan losses (GAAP)	$99,706	$94,854	$93,148	$194,560	$184,190
Non-interest income (GAAP)	22,469	20,845	20,537	43,313	40,497
Total revenue	122,175	115,699	113,685	237,873	224,687
Exclude net (gain) loss on sale of securities	54	(13)	380	41	359
Exclude net change in valuation of financial instruments carried at fair value	650	688	377	1,338	348
Adjusted revenue (non-GAAP)	$122,879	$116,374	$114,442	$239,252	$225,394

Efficiency ratio (GAAP)	67.06%	67.48%	70.27%	67.27%	72.96%
Adjusted efficiency ratio (non-GAAP)	65.42%	65.84%	65.33%	65.63%	66.08%

TANGIBLE COMMON SHAREHOLDERS' EQUITY TO TANGIBLE ASSETS	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Jun 30, 2016
Shareholders' equity (GAAP)	$1,309,851	$1,323,404	$1,305,710	$1,338,517
Exclude goodwill and other intangible assets, net	271,396	273,071	274,745	278,307
Tangible common shareholders' equity (non-GAAP)	$1,038,455	$1,050,333	$1,030,965	$1,060,210

Total assets (GAAP)	$10,199,820	$10,068,378	$9,793,668	$9,916,205
Exclude goodwill and other intangible assets, net	271,396	273,071	274,745	278,307
Total tangible assets (non-GAAP)	$9,928,424	$9,795,307	$9,518,923	$9,637,898
Common shareholders' equity to total assets (GAAP)	12.84%	13.14%	13.33%	13.50%
Tangible common shareholders' equity to tangible assets (non-GAAP)	10.46%	10.72%	10.83%	11.00%

TANGIBLE COMMON SHAREHOLDERS' EQUITY PER SHARE
Tangible common shareholders' equity	$1,038,455	$1,050,333	$1,030,965	$1,060,210
Common shares outstanding at end of period	33,278,031	33,152,864	33,193,387	34,350,560
Common shareholders' equity (book value) per share (GAAP)	$39.36	$39.92	$39.34	$38.97
Tangible common shareholders' equity (tangible book value) per share (non-GAAP)	$31.21	$31.68	$31.06	$30.86